                THURSDAY, JANUARY 23, 1997


 BANKERS TRUST EARNS $6.78 PER SHARE IN 1996, UP $4.75 FROM 1995
     FOURTH QUARTER EARNINGS PER SHARE OF $1.59 INCREASE 17%


New York, January 23, 1997 -- Bankers Trust New York Corporation
(BT) today reported that earnings per share for the full year 1996 were $6.78, up $4.75 from the $2.03 earned during 1995. Net income for 1996 was $612 million, up $397 million from the $215 million of earnings in 1995.

BT's earnings per share in the fourth quarter of 1996 were $1.59, 17% above the $1.36 per share earned in the same period last year. Net income in the fourth quarter of 1996 was $147 million, compared with $126 million in the 1995 fourth quarter and $176 million in the third quarter of 1996.

"For Bankers Trust, 1996 was a year of great progress, marked by a significant recovery in earnings and an expansion of business with clients across the range of our global activities," said Frank Newman, chairman and chief executive officer. "Thanks to the efforts of our exceptionally capable people, we regained the initiative in our businesses, with client-related income contributing approximately 70% of total revenues.

"Among last year's achievements was the addition of Wolfensohn & Co., which strengthened our ability to offer clients the highest quality strategic advice. Throughout the Firm, management benefited from clarified lines of responsibility and increased accountability. With these accomplishments, Bankers Trust enters the new year with strong momentum and innovative spirit to deal with the challenges and opportunities of 1997.

"Chief among those challenges is to accelerate the improvement in our profitability. We are planning to improve the earning power of businesses that have not yet reaped the benefits of their strong market positions. Our strategy also seeks to increase the growth rate of our best performing businesses."

For the full year, total revenues of $4.165 billion were up $925 million, or 29%, from 1995. This increase was broadly based by type and reflected growth in nearly all of the Firm's businesses.
Revenues reached their second highest annual level in the Corporation's history, trailing only the 1993 record.

Total noninterest expenses for 1996 increased $390 million, or 13%, from 1995. This increase was primarily due to higher incentive compensation and employee benefits related to the improved financial performance.

Credit quality continued to improve during the year.  At December
31, 1996, total cash basis loans amounted to $452 million, down from $488 million at September 30, 1996 and $744 million at December 31, 1995.

ORGANIZATIONAL HIGHLIGHTS*

                                     Total Non-  Pretax     Net
Fourth Quarter 1996         Total Net interest  Income/ Income/
(in millions)                 Revenue Expenses   (Loss)  (Loss)
Investment Banking            $  226     $140     $ 86     $ 60
Risk Management Services         115      102       13        9
Trading & Sales                  133       84       49       35
Investment Management             81       75        6        4
Client Processing Services       211      180       31       22
Australia/New Zealand            131       83       48       34
Asia                              35       29        6        5
Latin America                    101       92        9        7
Corporate/Other                   69      108      (39)    (29)
Total                         $1,102     $893     $209     $147



                                     Total Non-  Pretax     Net
Third Quarter 1996          Total Net interest  Income/ Income/
(in millions)                 Revenue Expenses   (Loss)  (Loss)
Investment Banking            $  231     $122     $109     $ 77
Risk Management Services          84       80        4        3
Trading & Sales                  107       65       42       29
Investment Management             76       70        6        4
Client Processing Services       200      165       35       25
Australia/New Zealand            138       77       61       43
Asia                              30       24        6        5
Latin America                    123       94       29       20
Corporate/Other                   70      112      (42)    (30)
Total                         $1,059     $809     $250     $176

                                     Total Non-  Pretax     Net
Fourth Quarter 1995         Total Net interest  Income/ Income/
(in millions)                 Revenue Expenses   (Loss)  (Loss)
Investment Banking              $333     $106     $227     $158
Risk Management Services          34       95      (61)    (44)
Trading & Sales                   99       64       35       25
Investment Management             65       72       (7)     (5)
Client Processing Services       187      157       30       21
Australia/New Zealand            110       65       45       33
Asia                              17       29      (12)    (10)
Latin America                     99      116      (17)    (11)
Corporate/Other                   (6)      54      (60)    (41)
Total                           $938     $758     $180     $126


*Organizational Unit business results are determined based on the Corporation's internal management accounting process, which allocates revenue and expenses among the Organizational Units. Because the Corporation's business is complex in nature and its operations are integrated, it is impractical to segregate respective contributions of the Organizational Units with precision. As a result, estimates and subjective judgments have been made to apportion revenue and expense items. In addition, certain revenue and expenses have been segregated and reported in Corporate/Other because, in the opinion of management, they could not be reasonably allocated or because their attribution to a particular Organizational Unit would be distortive. In order to provide comparability from one period to the next, the Corporation will restate this analysis to conform with material changes in the allocation process and/or significant changes in organizational structure.



The Investment Banking business contributed net income of $60 million in the fourth quarter, down from $158 million a year ago and $77 million from the third quarter of 1996. Net income in last year's fourth quarter reflected a $101 million after-tax gain from the sale of a block of the Corporation's investment in Northwest Airlines Corporation. Compared with the 1996 third quarter, lower Private Equity Investment revenues were partly offset by an increase in Corporate Finance revenues. In addition, salaries and incentive compensation increased.

Risk Management Services recorded net income of $9 million in the fourth quarter of 1996, up $53 million from the fourth quarter of 1995 and $6 million from the third quarter of 1996. Risk management revenues of $115 million were up $81 million from the fourth quarter of 1995 and $31 million from the previous quarter.

Net income from the Trading & Sales business, at $35 million, was up $10 million from the fourth quarter of 1995 and $6 million from the third quarter of 1996. The current quarter's improvement was largely due to foreign exchange trading.

The Corporation's Investment Management business, which for reporting purposes does not include investment management activities in Australia/NZ, reported net income of $4 million for the current quarter, up $9 million from the 1995 comparable period and unchanged from the third quarter of 1996. At December 31, 1996, assets under management in this organizational unit were approximately $201 billion, compared to $193 billion and $175 billion at September 30, 1996 and December 31, 1995, respectively.

Client Processing Services contributed $22 million of net income in the fourth quarter of 1996, up $1 million from the 1995 fourth quarter and down $3 million from the preceding quarter of this year.

Net income of the Australia/NZ business was $34 million in the fourth quarter of 1996, up $1 million and down $9 million from the fourth quarter of 1995 and the third quarter of 1996, respectively. At December 31, 1996, assets under management in Australia/NZ's investment management business were approximately $26 billion, compared to $25 billion and $22 billion at September 30, 1996 and December 31, 1995, respectively. The decline in revenue from the third quarter of 1996 was primarily due to lower trading revenue within the Financial Markets Group.

Asia net income was $5 million in the fourth quarter of 1996, up $15 million from the fourth quarter of 1995 and unchanged from the third quarter of 1996. The increase from the fourth quarter of 1995 was primarily due to improved corporate finance and trading results.

Latin America net income was $7 million in the fourth quarter of 1996, up $18 million from the fourth quarter of 1995, and down
$13 million from the third quarter of 1996. The current quarter's decline was primarily due to lower securities available for sale gains as well as lower corporate finance revenue.

Corporate/Other net loss was $29 million in the fourth quarter of 1996, compared with a net loss of $41 million in the fourth quarter of 1995 and a $30 million net loss in the third quarter of 1996. As noted below, results in the current quarter included reserves related to prior period items in the transaction processing business while the fourth quarter of 1995 included charges related to the settlement of leveraged derivative transactions and related legal costs.

QUARTERLY FINANCIAL COMPARISONS

Fourth Quarter 1996 versus Third Quarter 1996

Net income of $147 million for the fourth quarter of 1996 was down 16% from the $176 million earned in the third quarter of 1996.

Fourth quarter 1996 combined trading revenue and trading-related net interest revenue increased $16 million from the third quarter of 1996. Page 10 shows combined trading results by organizational units.

Corporate finance fees rose $47 million in the current quarter primarily due to higher private placement fees, loan syndication fees, and securities underwriting fees.

Other noninterest revenue totaled $25 million in the current quarter, compared to $54 million in the third quarter of 1996. This change was due to the third quarter of 1996 gain on the sale of Golden American Life Insurance Company, an indirect wholly-owned subsidiary of the Corporation acquired in satisfaction of debt in 1992.

Incentive compensation and employee benefits expense rose $33 million from the third quarter of 1996. This was primarily due to an increase in cash incentive compensation awards for the full year in response to increasingly competitive market conditions. In addition, expenses related to a stock-based incentive program increased due to increases in the Corporation's share price.

Other noninterest expenses rose by $25 million from the third quarter of 1996. A significant portion of this increase related to reserves for potential charges established after a review of accounting operations since 1989 in the Corporation's transaction processing business. None of the items identified in the review was attributable to 1996 operations, and none was material to the results of any prior period.

Fourth Quarter 1996 Versus Fourth Quarter 1995

Net income of $147 million for the fourth quarter of 1996 was up
17% from the $126 million earned in the fourth quarter of 1995.

Fourth quarter 1996 combined trading revenue and trading-related net interest revenue increased $210 million. The fourth quarter of 1995 included a $51 million charge from settlements of old leveraged derivative transactions. Page 10 shows combined trading results by organizational units.

Corporate finance fees increased 33% from the $125 million earned in the fourth quarter of 1995 primarily due to higher revenue from private placement and merger and acquisition activities.

Securities available for sale gains were $24 million in the fourth quarter of 1996 versus $151 million in the comparable 1995 period. Last year's fourth quarter included a $145 million pre-tax gain on the sale of a substantial portion of the Corporation's investment in Northwest Airlines Corporation.

Total noninterest expenses of $893 million increased by $135 million, or 18%, from the fourth quarter of 1995. Incentive compensation and employee benefits expense increased $76 million due to improved financial performance. Salaries expense increased $29 million, or 14%, principally due to an 8% increase in the average number of employees. Also included in the current quarter's noninterest expenses were the reserves related to the transaction processing business as previously mentioned. Agency & other professional service fees decreased $21 million, or 20%, from the fourth quarter of 1995. The prior year period included legal costs related to leveraged derivative transactions.

CREDIT QUALITY
Credit quality improved further during the year. Cash basis loans declined from $744 million at December 31, 1995 to $488 million at September 30, 1996 and $452 million at December 31, 1996. This decline was attributable to paydowns on various commercial, industrial, and real estate loans.

There was no provision for credit losses as compared with a $10 million provision in the prior year's fourth quarter.

CAPITAL
Total stockholders' equity at December 31, 1996 was $5.234 billion, down $90 million and up $250 million respectively from September 30, 1996 and December 31, 1995. During the quarter, the Corporation repurchased approximately 4 million shares of its common stock in connection with its previously announced repurchase programs.

The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 8.5% and 13.4%, respectively, at December 31, 1996. During the quarter, a total of $750 million of trust-preferred securities were issued.





The remainder of this release contains the following tables:

                                                            Page
     1. BTNY Consolidated Quarterly Statement of Income       8
     2. BTNY Consolidated Year-To-Date Statement of Income    9
     3. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                    10
     4. Net Interest Revenue                                 10
     5. BTNY Consolidated Balance Sheet                      11
     6. Stock and Capital Data                               12
     7. Nonperforming Assets and Allowance for Credit Losses 13

For additional information, contact Douglas Kidd, 212 250-7225
(Media). Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
           CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)

                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
                                          1995     1996    1996
NET INTEREST REVENUE
  Interest revenue                      $1,457   $1,669  $1,721
  Interest expense                       1,248    1,421   1,459
Net interest revenue                       209      248     262
Provision for credit losses                 10        -       -
Net interest revenue after provision
 for credit losses                         199      248     262
NONINTEREST REVENUE
  Trading*                                  83      219     234
  Fiduciary & funds management             186      196     206
  Corporate finance fees                   125      119     166
  Other fees & commissions                  79       86      88
  Net revenue from equity
    investment transactions                 22       74      44
  Securities available for sale gains      151       11      24
  Insurance premiums                        58       52      53
  Other                                     35       54      25
Total noninterest revenue                  739      811     840
NONINTEREST EXPENSES
  Salaries                                 206      229     235
  Incentive compensation &
    employee benefits                      185      228     261
  Agency & other professional service fees 104       70      83
  Communication & data services             44       52      48
  Occupancy, net                            32       38      39
  Furniture & equipment                     40       42      47
  Travel & entertainment                    21       24      31
  Provision for policyholder benefits       69       66      64
  Other                                     57       60      85
Total noninterest expenses                 758      809     893
Income before income taxes                 180      250     209
Income taxes                                54       74      62

NET INCOME                              $  126   $  176  $  147



NET INCOME APPLICABLE TO COMMON STOCK   $  111   $  168  $  133

Cash dividends declared per common share $1.00    $1.00   $1.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                $1.36    $1.99   $1.59

  FULLY DILUTED                          $1.36    $1.98   $1.58



*The Corporation accounts for revenues from a wide range of business activities as "trading". See table on page 10.

Certain prior period amounts have been reclassified to conform to the current presentation.

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
          CONSOLIDATED YEAR-TO-DATE STATEMENT OF INCOME
              (in millions, except per share data)

YEAR ENDED DECEMBER 31,                            1995   1996*
NET INTEREST REVENUE
  Interest revenue                               $5,886  $6,439
  Interest expense                                5,069   5,473
Net interest revenue                                817     966
Provision for credit losses                          31       5
Net interest revenue after provision
 for credit losses                                  786     961
NONINTEREST REVENUE
  Trading**                                         341     846
  Fiduciary & funds management                      697     783
  Corporate finance fees                            398     507
  Other fees & commissions                          314     343
  Net revenue from equity investment transactions   146     211
  Securities available for sale gains               180      75
  Insurance premiums                                234     230
  Other                                             113     204
Total noninterest revenue                         2,423   3,199
NONINTEREST EXPENSES
  Salaries                                          804     867
  Incentive compensation & employee benefits        640     951
  Agency & other professional service fees          318     311
  Communication & data services                     184     193
  Occupancy, net                                    152     150
  Furniture & equipment                             162     171
  Travel & entertainment                             88      97
  Provision for policyholder benefits               271     280
  Other                                             229     268
  Provision for severance-related costs              50      -
Total noninterest expenses                        2,898   3,288
Income before income taxes                          311     872
Income taxes                                         96     260

NET INCOME                                       $  215  $  612


NET INCOME APPLICABLE TO COMMON STOCK            $  164  $  561

Cash dividends declared per common share          $4.00   $4.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                         $2.03   $6.78

  FULLY DILUTED                                   $2.02   $6.74

 * Unaudited
** The Corporation accounts for revenues from a wide range of business activities as "trading". See quarterly information on page 10.

Certain prior period amounts have been reclassified to conform to the current presentation.

COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue (NIR) together, as presented in the table below.

                                        Fourth    Third   Fourth
                                       Quarter   Quarter Quarter
($ in millions)                          1995     1996     1996
Trading Revenue                           $83     $219     $234
Trading-Related Net Interest
  Revenue (Estimate)                       13       71       72
Total Trading Revenue &
  Trading-Related NIR                     $96     $290     $306

By Organizational Unit ($ in millions)
Investment Banking                       $ 10     $ 31     $ 12
Risk Management Services                   12       75      111
Trading & Sales                            89       93      114
Investment Management                       -        5        7
Client Processing Services                  2        1        1
Australia/New Zealand                      29       59       35
Asia                                        3       12       15
Latin America                              10       21       24
Corporate/Other                           (59)      (7)     (13)
Total Trading Revenue &
  Trading-Related NIR                    $ 96     $290     $306

Note: The Corporation accounts for revenues from a wide range of business activities as "trading". Investment Banking produces trading revenues in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenues arise from private equity investments that are accounted for on a mark-to-market basis. Risk Management Services generates trading revenues primarily from new derivative transactions with clients and in managing the risks the Corporation assumes on such transactions. Trading & Sales produces trading revenues through proprietary position-taking, including arbitrage, as well as market making and other client activities. Geographically-Based Businesses produce trading revenues from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in Organizational Units.

                      NET INTEREST REVENUE

                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
($ in millions)                          1995     1996     1996

Nontrading-related net interest revenue  $196     $177     $190
Trading-related net interest
  revenue (Estimate)                       13       71       72
Net interest revenue                     $209     $248     $262

Average rates (fully taxable basis)
  Yield on interest-earning assets       6.72%    6.78%    7.01%
  Cost of interest-bearing liabilities   5.87%    6.21%    6.23%
  Interest rate spread                    .85%     .57%     .78%
  Net interest margin                     .99%    1.02%    1.08%

Average balances (billions)
  Loans                                 $12.8    $13.8     $15.2
  Total interest-earning assets         $86.3    $98.2     $97.8
  Total assets                         $114.9   $123.4    $124.3
  Total interest-bearing liabilities    $84.3    $91.0     $93.2

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                              December 31  September 30 December 31
                                     1995       1996*     1996*
ASSETS
Cash and due from banks          $  2,337   $     825  $  1,543
Interest-bearing deposits
  in banks                          2,023       4,100     2,210
Federal funds sold                    854         856     1,599
Sec. purch. under resale
   agreements                      13,206      22,073    17,986
Securities borrowed                10,951      14,926    16,676
Trading assets:
 Government securities             20,704      16,075    16,745
 Corporate debt securities          5,648       8,678     8,005
 Equity securities                  5,098       5,585     6,048
 Swaps, options &
  other derivatives                10,555      10,363    11,410
 Other trading assets               5,888       7,056     6,711
  Total trading assets             47,893      47,757    48,919
Securities available for sale       6,283       7,461     7,920
Loans                              12,633      15,264         -
Allowance for credit losses          (992)     (967)          -
Loans, net of allowance for credit
 losses of $773 at December 31, 1996    -          -     15,053
Accounts receivable & accrued interest          4,220     3,417
3,003
Other assets                        4,594       5,135     5,326
Total                            $104,002    $120,847  $120,235

LIABILITIES
Noninterest-bearing deposits
  Domestic offices               $  2,687    $  2,552  $  2,600
  Foreign offices                     605         647     1,013
Interest-bearing deposits
  Domestic offices                  5,402       7,401     9,928
  Foreign offices                  17,014      18,072    16,774
Total deposits                     25,708      28,672    30,315
Trading liabilities:
 Securities sold, not yet purchased
  Government securities            11,092      11,020     7,652
  Equity securities                 3,262       3,729     4,151
  Other trading liabilities           473         389       325
 Swaps, options & other
  derivatives                      11,264      10,266    11,585
   Total trading liabilities       26,091      25,404    23,713
Sec. sold under repurch.
  agreements                       15,247      23,989    23,000
Other short-term borrowings        15,761      18,799    19,395
Accounts payable and
  accrued expenses                  3,931       5,252     3,656
Other liabilities, including allowance
 for credit losses of $200 at
 December 31, 1996                  2,736       2,650     2,833
Long-term debt not included in
 risk-based capital                 6,934       8,070     8,533
Long-term debt included in
 risk-based capital                 2,360       2,437     2,576
Mandatorily redeemable capital
 securities of subsidiary
 trusts holding solely junior
 subordinated deferrable interest
 debentures included in
 risk-based capital                    -           -        730
Total liabilities                  98,768     115,273   114,751


PREFERRED STOCK OF SUBSIDIARY         250         250       250

STOCKHOLDERS' EQUITY
Preferred stock                       865         816       810
Common stock                           84          84        84
Capital surplus                     1,302       1,319     1,339
Retained earnings                   3,316       3,450     3,462
Common stock in treasury, at cost    (336)       (173)     (372)
Other stockholders' equity           (247)       (172)      (89)
Total stockholders' equity          4,984       5,324     5,234
Total                            $104,002    $120,847  $120,235

* Unaudited
Certain prior period amounts have been reclassified to conform to the current presentation.

                     STOCK AND CAPITAL DATA

                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
                                         1995     1996     1996

FOR THE QUARTER
Return on Average Common
 Stockholders' Equity                   10.6%     15.0%   11.7%
Return on Average Total Assets           .44%      .57%    .47%

PER COMMON SHARE
Earnings:
   Primary                              $1.36    $1.99    $1.59
   Fully Diluted                        $1.36    $1.98    $1.58
Cash Dividends Declared                 $1.00    $1.00    $1.00
Market Price, End of Period            $66.50  $78.625   $86.25
Book Value, End of Period (1)          $50.58   $53.11   $53.27

COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end          300,000  300,000  300,000
   Issued, at period end               83,679   83,679   83,679
Common stock in treasury,
  at period end                         4,603    2,193    4,435
Average Common and Common Equivalent
 Shares Outstanding
   Primary                             81,322   84,442   83,812
   Fully Diluted                       81,415   84,885   84,225

CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity
  to Total Assets                        4.0%     3.7%     3.7%
Total Stockholders' Equity
  to Total Assets                        4.8%     4.4%     4.4%
Bankers Trust New York Corporation:
   Risk-Based Capital Ratios (2)
      Tier 1 Capital                      8.5%     8.0%    8.5%
      Total Capital                      13.9%    12.7%   13.4%
   Leverage Ratio (2)                     5.1%     5.3%    5.5%
Bankers Trust Company:
   Risk-Based Capital Ratios (2)
      Tier 1 Capital                      9.5%     9.1%    9.6%
      Total Capital                      12.8%    12.2%   12.7%
   Leverage Ratio (2)                     5.1%     5.5%    5.6%

(1) This calculation includes the effect of the vested portion of common shares issuable under deferred stock awards.
(2) Regulatory capital ratios at December 31, 1996 are preliminary.

      NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES

                                December 31  September 30 December 31
                                      1995       1996      1996
Nonperforming assets (in millions)

Cash basis loans
  Secured by real estate             $362        $291      $272
  Real estate related                  23          26        25
  Highly leveraged                    153          99       117
  Other                               206          72        38
Total cash basis loans               $744        $488      $452

Renegotiated loans
  Secured by real estate             $ 88        $ 89      $ 37
  Other                                12           -         -
Total renegotiated loans             $100        $ 89      $ 37

Other real estate                    $259        $220      $213

Other nonperforming assets           $ 67        $ 13      $ 10


Total allowance for credit losses (in millions)

Balance, beginning of period       $1,032        $972      $967
Net charge-offs (recoveries)
  Charge-offs                          60          19        21
  Recoveries                           10          14        27
Total net charge-offs (recoveries)*    50           5        (6)
Provision for credit losses            10           -         -
Balance, end of period (a)         $  992        $967      $973

(a) Allocation**:
     Loans                                                 $773
     Other liabilities                                      200
Balance, end of period                                     $973

*Components of Net Charge-offs (Recoveries):
  Secured by real estate              $11        $(1)      $ 14
  Real estate related                   -         (1)         -
  Highly leveraged                      2         (5)       (7)
  Other                                38          14      (13)
  Refinancing country                  (1)        (2)         -
Total                                 $50         $ 5     $ (6)

** Beginning December 31, 1996, in accordance with the American Institute of Certified Public Accountants Banks and Savings Institutions Audit Guide, the Corporation has allocated its total allowance for credit losses as follows: $773 million as a reduction of loans, and $200 million as other liabilities related to all other credit-related items. The Corporation continues to believe that the total allowance for credit losses is available for credit losses in its entire portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments. Due to a multitude of complex and changing factors that are collectively weighed in determining the adequacy of the allowance for credit losses, management expects that the allocation of the total allowance for credit losses may be adjusted as risk factors change. Prior period amounts have not been restated.

               BANKERS TRUST NEW YORK CORPORATION
                       130 LIBERTY STREET
                    NEW YORK, NEW YORK 10006




Geoffrey M. Fletcher
Senior Vice President and
Principal Accounting Officer



                                        January 23, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K dated January 23, 1997 (the
"Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-
7098.

                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                              By: GEOFFREY M. FLETCHER
                                  Geoffrey M. Fletcher
                                  Senior Vice President and
                                  Principal Accounting Officer